UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___ )

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☒    Definitive Proxy Statement
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☐    Soliciting Material Pursuant to § 240.14a-12

The Honest Company, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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Diapers & Wipes

HONEST
HONEST
HONEST
HONEST

Personal Care

Beauty & Skincare

HONEST

Apparel

12130 Millennium Drive, #500
Los Angeles, CA 90094

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 22, 2024
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of The Honest Company, Inc., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, May 22, 2024 at 9:00 a.m. Pacific Time through a live webcast at www.virtualshareholdermeeting.com/HNST2024. The meeting will be conducted in a virtual format only with no in-person attendance. The meeting will be held for the following purposes:
1.    To elect the Board’s three nominees for director listed in the accompanying Proxy Statement, until the 2027 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified.
2.    To ratify the selection by the Audit Committee of the Board of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024.
3.    To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
This year's Annual Meeting will be held virtually through a live webcast. You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/HNST2024 and entering the 16-digit Control Number included in your Notice of Internet Availability, proxy card, or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying Proxy Statement. You may log-in beginning at 8:45 a.m. Pacific Time, on Wednesday, May 22, 2024.
The record date for the Annual Meeting is March 25, 2024. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
By Order of the Board of Directors,
Brendan Sheehey
General Counsel & Corporate Secretary
Los Angeles, California
April 10, 2024

YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy card mailed to you if one was mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you may need to obtain a proxy issued in your name from that record holder. Please contact your broker, bank or other nominee for information about specific requirements if you would like to vote your shares at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Wednesday, May 22, 2024 at 9:00 a.m. Pacific Time online at www.virtualshareholdermeeting.com/HNST2024
The Proxy Statement and 2023 Annual Report to Stockholders are available at www.proxyvote.com.

Dear Honest Stockholders,

As we enter our fourth year as a publicly traded company and I round the corner of my first year as CEO at The Honest Company, I am excited to share my perspective on our 2023 performance and the building blocks of our next chapter. Honest was born over 12 years ago out of a desire to bring a higher standard for clean ingredients and sustainable design to baby and personal care products. We have continued to disrupt and modernized many categories through upholding our Honest Standard™, and now with a new improved financial foundation built in 2023, we will build upon the distinctive elements of the Honest brand.

2023 was a pivotal year for the Honest Company in which we achieved several key financial milestones. As I stated earlier this year, we were a company in need of a transformation and our entire team quickly went into action to define a new Transformation Initiative and operating mindset. Our Transformation Initiative pillars of Brand Maximization, Margin Enhancement, and Operating Discipline each contributed meaningfully to our business model improvements in 2023. As a result of these efforts, we exited 2023 with growth in both unit and dollar sales, stronger marketing efficiency, a healthier balance sheet and a clear path to ongoing profitability, while strengthening our business performance and team culture. These Transformation Pillars are now deeply rooted in our operating practices and remain an enduring strategic element supporting our ongoing cost structure improvements.

Specific financial highlights from our 2023 improvements include:

- Expanded our gross margins by 930 basis points from Q1 to Q4
- Doubled our cash position year over year by stabilizing our balance sheet with no debt
- Delivered positive Net Income and positive Adjusted EBITDA for the first time in Q4
- Grew revenue 10% year over year

In addition to these financial milestones, we provided our new Investor Strategic Update with our long-term financial algorithm outlook, detailing the differentiated attributes of Honest and key drivers of our long-term growth. We believe Honest is a consumer products company built for modern times and the growth potential of the brand remains in early stages. Our brand continues to grow in relevance and scale as shown by the growth of our household penetration, which crossed the threshold of 5% in 2023.

Among our most meaningful accomplishment this year is the way our Honest team collaborated to drive focus, clarity, and alignment on our ambitious business goals. With our new management team in place, the entire Honest team worked together to strengthen our culture, deliver financial results and accomplish several business milestones highlighted below.

2023 BUSINESS HIGHLIGHTS

- We grew consumption by 23% and market share by 12% in total across Honest diapers, wipes, and skin and personal care in a highly competitive and rapidly evolving market.
- We executed our omnichannel distribution strategy and expanded to now be available in over 51,000 retail locations, increasing our all-commodity volume (ACV) from 49% in the beginning of 2022 to over 80% by the end of 2023 in national multi-outlet retailers.
- We delivered meaningful leadership across a broad set of retailers resulting in our becoming the #1 natural baby personal care brand at Target and Walmart and our maintaining our position as the top selling climate pledge friendly mascara on Amazon.com.
- We continued our commitment to ESG and Social Responsibility. As of December 31, 2023, people of color represented nearly half of our Honest team, and women represented more than 65% of our workforce and 60% of leadership at the director level and above. Our commitment to diversity and inclusion extends to our Board of Directors with women and people of color representing over 60% of our Board.

As I look ahead to 2024 and beyond, I am confident that driving shareholder value remains a focus for our entire management team and Board of Directors. With our stronger foundation, growing consumer resonance, and a clear vision for the future, we will continue to advance Honest's mission as a personal care company that courageously challenges ingredients, ideals, and industries through the power of our brand, our team, and our Honest Standard.

Thank you for your ongoing support and continued interest in The Honest Company.

Sincerely,

Carla Vernón
Chief Executive Officer

[1]Adjusted EBITDA is a non-GAAP financial measure. We calculate adjusted EBITDA as net income (loss), adjusted to exclude: (1) interest and other (income) expense, net; (2) income tax provision; (3) depreciation and amortization; (4) stock-based compensation expense, including payroll tax; (5) litigation and settlement fees associated with certain non-ordinary course securities litigation claims; (6) CEO and CFO transition expenses and (7) restructuring expenses in connection with the Transformation Initiative.

[2]According to independent third-party data. Reflects consumption for diapers, wipes, baby personal care, skin care and cosmetics items. All consumption in this letter reflects retail tracked channels as well as online sales excluding DTC sales (via Honest.com) for 52 weeks ended December 31, 2023.

THE HONEST COMPANY, INC.

12130 Millennium Drive, #500
Los Angeles, CA 90094
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
May 22, 2024
MEETING AGENDA

Proposals	Page	Voting Standard	Board Recommendation
Election of Directors named herein	6	Plurality	For each director nominee
Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2024	16	Majority of the voting power of the shares present virtually or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the matter	For

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Forward-Looking Statements
This proxy statement contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this proxy statement, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. Such statements may address the Company’s expectations regarding our ability to achieve profitability and build shareholder value and our plans to improve margin structure through cost savings and other strategic initiatives. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning building upon the distinctive elements of the Honest brand, our path to profitability, the strategic elements supporting our ongoing cost structure improvements, the growth potential of the Honest brand, our focus on driving shareholder value, and the advancement of Honest's mission.
You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this proxy statement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results.
The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on March 8, 2024, and subsequent filings with the Securities and Exchange Commission. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. We undertake no obligation to update any forward-looking statements made in this proxy statement to reflect events or circumstances after the date of this proxy statement or to reflect new information or the occurrence of unanticipated events, except as required by law.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of The Honest Company, Inc. (sometimes referred to as the “Company” or “Honest”) is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 10, 2024 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after April 20, 2024.
How do I attend the Annual Meeting?
The Annual Meeting will be held through a live webcast at www.virtualshareholdermeeting.com/HNST2024. The meeting will be conducted in a virtual format only with no in-person attendance. If you attend the Annual Meeting online, you will be able to vote and submit questions, at www.virtualshareholdermeeting.com/HNST2024.
You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on March 25, 2024, the record date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/HNST2024 and enter the 16-digit Control Number found next to the label “Control Number” on your Notice of Internet Availability, proxy card if one was mailed to you or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number/proxy to vote.
Whether or not you participate in the Annual Meeting, it is important that you vote your shares.
We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately fifteen minutes before the meeting on May 22, 2024.
What if I cannot find my Control Number?
Please note that if you do not have your Control Number and you are a registered stockholder, you will be able to login as a guest. To view the meeting webcast, visit www.virtualshareholdermeeting.com/HNST2024 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.
If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.
Will a list of record stockholders as of the record date be available?
For the ten days ending the day prior to the Annual Meeting, a list of our record stockholders as of the close of business on the record date will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of record stockholders beginning May 12, 2024 and until the meeting, stockholders should email Legal@thehonestcompany.com.
Where can we get technical assistance?
If you have difficulty accessing the meeting, please use the technical assistance phone number displayed on the virtual meeting registration page at www.virtualshareholdermeeting.com/HNST2024 where technicians will be available to help you.
1.

For the Annual Meeting, how do we ask questions of management and the Board?
We plan to have a Q&A session at the Annual Meeting and will include as many stockholder questions as the allotted time permits. Stockholders may submit questions that are relevant to our business during the Annual Meeting. If you are a stockholder, you may submit a question during the Annual Meeting through www.virtualshareholdermeeting.com/HNST2024.
We will post answers to stockholders’ questions that are relevant to our business received before and during the Annual Meeting on our Investor Relations website shortly after the meeting.
If I miss the Annual Meeting, will there be a copy posted online?
Yes, a replay of the Annual Meeting webcast will be available at our Investor Relations website at investors.honest.com and remain for at least one year.
Who can vote at the Annual Meeting?
Only stockholders of record or beneficial owners of shares of our common stock at the close of business on March 25, 2024 will be entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the record date. If on March 25, 2024, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. If on March 25, 2024, your shares were held, not in your name, but rather in an account at a brokerage firm bank or other similar organization, then you are a beneficial owner of shares held in “street name.” See “How do I vote?” below on how to vote your shares depending on if you are a stockholder of record or a beneficial owner of shares held in “street name.” On the record date, there were 97,032,787 shares of common stock outstanding and entitled to vote.

What am I voting on?
There are two matters scheduled for a vote:
•Election of three directors as listed herein (Proposal 1); and
•Ratification of selection by the Audit Committee of the Board of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024 (Proposal 2).
What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the other matter to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or nominee:
Stockholder of Record: Shares Registered in Your Name
If on March 25, 2024, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. If you are a stockholder of record, you may vote at the Annual Meeting, or you may vote by proxy over the telephone, through the internet or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote at the meeting even if you have already voted by proxy.
•To vote during the Annual Meeting, if you are a stockholder of record as of the record date, follow the instructions at www.virtualshareholdermeeting.com/HNST2024. You will need to enter the 16-digit
2.

Control Number found on your Notice, or proxy card if one was mailed to you or in the email sending you the Proxy Statement.
•To vote prior to the Annual Meeting (until 11:59 p.m. Eastern Time on May 21, 2024), you may vote via the Internet at www.proxyvote.com; by telephone; or by completing and returning their proxy card if one was mailed to you, as described below.
•To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and Control Number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on May 21, 2024 to be counted.
•To vote through the internet prior to the meeting, go to www.proxyvote.com and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide the company number and Control Number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Time on May 21, 2024 to be counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If on March 25, 2024, your shares were held, not in your name, but rather in an account at a brokerage firm bank or other similar organization, then you are a beneficial owner of shares held in “street name” and you should have received a Notice containing voting instructions from that organization rather than from Honest. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account.
Follow the instructions from your broker, bank or other agent regarding how to vote the shares in your account.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of March 25, 2024.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card if one was mailed to you, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the three nominees for director and “For” the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under stock exchange rules, brokers, banks and other securities intermediaries may use their discretion to
3.

vote your “uninstructed” shares with respect to matters considered to be “routine” under such rules, but not with respect to “non-routine” matters. Proposal 1 is considered to be “non-routine” under such rules, meaning that your broker may not vote your shares on this proposal in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under such rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.
If you are a beneficial owner of shares held in street name, and you do not plan to attend the meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the internet.
•You may send a timely written notice that you are revoking your proxy to Honest’s Secretary at 12130 Millennium Drive, #500, Los Angeles, CA 90094
•You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
When are stockholder proposals and director nominations due for next year’s Annual Meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 11, 2024, to The Honest Company, Inc., Attn: Secretary, 12130 Millennium Drive, #500, Los Angeles, CA 90094 and comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”).
With respect to proposals (including director nominations) not to be included in next year’s proxy materials pursuant to Rule 14a-8, including nominations subject to Rule 14a-19, our amended and restated bylaws provide that your proposal must be submitted in writing between January 22, 2025 and February 21, 2025 to The Honest Company, Inc., Attn: Secretary, 12130 Millennium Drive, #500, Los Angeles, CA 90094 and comply with the requirements in our amended and restated bylaws, provided, however, that if our 2025 Annual Meeting of Stockholders is held before April 22, 2025 or after June 21, 2025, then the proposal must be received by us no earlier than 120 days prior to such Annual Meeting and no later than the later of (i) 90 days prior to the date of such meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by us.
4.

How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and for the proposal to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions are not applicable with respect to Proposal 1 and will not affect the vote for Proposal 2. Withhold votes will not affect the vote for Proposal 1. Broker non-votes on Proposal 1 will have no effect and will not be counted towards the vote total for that proposal. As discussed below, we do not expect broker non-votes on Proposal 2.
What are “broker non-votes”?
A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These un-voted shares with respect to the “non-routine” matters are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” under stock exchange rules and we therefore expect broker non-votes to exist in connection with this proposal. However, because Proposal 2 is considered “routine” under such rules, we do not expect broker non-votes on this proposal because if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank, or other agent has discretionary authority to vote your shares on Proposal 2.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve each proposal?
For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present virtually or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome. There is no cumulative voting.
To be approved, Proposal No. 2, ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2024, must receive “For” votes from the holders of a majority of the voting power of the shares present virtually or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the matter. If you “Abstain” from voting, it will have no effect on the vote for Proposal No. 2.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares of stock entitled to vote are present at the meeting virtually or represented by proxy. On the record date, there were 97,032,787 shares outstanding and entitled to vote. Thus, the holders of 48,516,394 shares must be present virtually or represented by proxy at the meeting to have a quorum.
Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
5.

Proposal 1

Election Of Directors
Classified Board
Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has nine members. There are three directors in the class whose term of office expires in 2024. The Nominating and Corporate Governance Committee has recommended each of Katherine Bayne, Susan Gentile and James D. White for election as a Class III Director at the Annual Meeting. Ms. Bayne, Ms. Gentile and Mr. White are each currently a director of the Company and were previously elected by our stockholders prior to our initial public offering pursuant to the provisions of a voting agreement between us and several of our stockholders. If elected at the Annual Meeting, each of these nominees would serve until the 2027 Annual Meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite and encourage directors and nominees for director to attend the Annual Meeting. All of our directors, apart from Mr. Hartung, attended our 2023 annual meeting of stockholders.
Directors are elected by a plurality of the votes of the holders of shares present virtually or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Honest, or alternatively, the Board may leave a vacancy on the Board or reduce the size of the Board. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

The biographies of each of our nominees for election to the Board as Class III directors, and all other directors are set forth below, including the offices held, other business directorships and the class and term of each director nominee and director. Each of the biographies highlights specific experience, qualifications, attributes, and skills that led us to conclude that such person should serve as a director. We believe that, as a whole, our Board possesses the requisite skills and characteristics, leadership traits, work ethic, and independence to provide effective oversight. No director or executive officer is related by blood, marriage, or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.

Class III Directors - Nominees for Election for a Three-year Term Expiring at the 2027 Annual Meeting

Katherine Bayne, age 57
Katherine Bayne has served as a member of our Board since October 2018. Since February 2019, Ms. Bayne has served as a Senior Advisor with Guggenheim Securities, the investment banking and capital markets division of Guggenheim Partners, LLC, a global investment and advisory financial services firm. Since March 2018, Ms. Bayne has also served as founder and President of Bayne Advisors, an advisory firm that helps brands and businesses find their strategic identities, drive sustained consumer engagement and innovate for transformative results. Prior to serving in her current roles, from 1989 to 2018, Ms. Bayne served in numerous roles at The Coca-Cola Company, a beverage company, focused on consumer strategy, retail marketing and consumer marketing in the United States, Australia and globally, most recently serving as the company’s President, North America Brands, from 2013 to 2015 and Senior Vice President, Global Center, from 2015 to 2018. Ms. Bayne previously served as a member of the board of directors for Ascena Retail Group, Inc., Ann Inc., Beazer Homes USA Inc., Acreage Holdings, Inc., and Eargo, Inc. Ms. Bayne is also a member of the board of visitors for the Fuqua School of Business at Duke University, and serves on the board of directors of the Cox School of Business at Southern Methodist University. Ms. Bayne holds a B.A. in Psychology from Duke University and an M.B.A. from Duke University’s Fuqua School of Business. We believe that Ms. Bayne is qualified to serve on our Board due to her strong background in consumer strategy, retail and consumer marketing and brand management.

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Susan Gentile, age 57

Susan Gentile has served on our Board since May 2021. Ms. Gentile is the Managing Director and Chief Financial Officer at Advent International, a private equity firm. Prior to joining Advent International in August 2022, Ms. Gentile was the Chief Financial and Administrative Officer at H.I.G. Capital Management, LLC, a global alternative asset investment firm. Prior to joining H.I.G. Capital Management in May 2018, Ms. Gentile served as Managing Director and Chief Accounting Officer at Oaktree Capital Management, a global alternative investment firm, from October 2013 to March 2018. Ms. Gentile also held various management roles at The Clorox Company from March 2006 to September 2013. Prior to joining The Clorox Company, Ms. Gentile served in roles at Levi Strauss & Co., Motorola, Inc. and Deloitte & Touche LLP. Ms. Gentile holds a B.S.B.A. in Finance from Boston University and is a Certified Public Accountant. We believe that Ms. Gentile is qualified to serve on our Board due to her financial expertise and experience working with consumer product brands.

James D. White, age 63

James D. White has served as Chair of our Board since May 2021. From 2008 to 2016, Mr. White served as the Chair, President and Chief Executive Officer of Jamba, Inc., a restaurant company. Mr. White also served as Senior Vice President and General Manager of Safeway, Inc., a U.S. supermarket chain, from 2005 to 2008. From 1983 to 2005, Mr. White held management roles at The Gillette Company, Inc., Nestlé S.A. and The Coca-Cola Company. Additionally, Mr. White currently serves on the board of directors of Schnucks Markets, Inc. and on the board of directors of the following public companies: Affirm Holdings Inc., The Simply Good Foods Company, and CAVA Group, Inc. Mr. White previously served on the board of directors of Medallia, Inc., Adtalem Global Education Inc., Panera Bread Company, Callidus Software Inc., and Hillshire Brands Company. Mr. White’s non-profit board experience includes Directors Academy, where he is a founding member and chair of the board of directors, as well as Fair Trade USA, where he previously served as chair of the board of directors. Mr. White previously served on the non-profit boards of directors of the Nasdaq Entrepreneurial Center, The Organic Center and the Network of Executive Women. Mr. White received a B.S. degree, with a major in marketing, from The University of Missouri and an M.B.A. from Fontbonne University. Mr. White is also a graduate of the Cornell University Food Executive Program and was a Stanford University Distinguished Careers Institute Fellow in 2018. We believe that Mr. White is qualified to serve on our Board due to his experience as a public company director and his experience as a consumer products executive.
The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.
Class I Directors Continuing in Office Until the 2025 Annual Meeting

Michael Barkley, age 57
Michael Barkley has served on our Board since December 2023. Since May 2023, Mr. Barkley has served as an independent private equity advisor for MJB Advisory LLC, a management consulting company focused on the needs of high growth food and beverage brands. Mr. Barkley served as the former Chief Executive Officer of KIND LLC (“KIND”), a snack food company, from 2018 to 2021 and is currently a board member of the Ignatian Solidarity Network. Prior to KIND, Mr. Barkley served as President of Boulder Brands, a food company, and Chief Marketing Officer of Pinnacle Foods, Inc., a packaged foods company. Mr. Barkley earned a BS in Commerce at the University of Virginia and an MBA at the University of North Carolina. We believe that Mr. Barkley is qualified to serve on our Board due to his significant experience in consumer-packaged goods and as a purpose-driven executive leader.

John R. (Jack) Hartung, age 66
John R. (Jack) Hartung has served on our Board since May 2022. Mr. Hartung has served as Chief Financial Officer of Chipotle Mexican Grill, Inc. (“Chipotle”), a restaurant company, since 2002, and beginning in 2022, as Chief Financial and Administrative Officer of Chipotle. Prior to joining Chipotle, Mr. Hartung worked for 18 years at McDonald’s Corp., where he held a variety of management positions, most recently as Vice President and Chief Financial Officer of its Partner Brands Group. Mr. Hartung has a Bachelor of Science degree in accounting and economics as well as an M.B.A. from Illinois State University. We believe that Mr. Hartung is qualified to serve on our board because of his expertise overseeing financial and reporting functions at multiple public companies, and as a chief financial officer at a public company, along with his extensive public company leadership experience.

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Carla Vernón, age 53
Carla Vernón joined Honest as Chief Executive Officer on January 9, 2023 and has served on our Board since January 25, 2023. Prior to joining Honest, Ms. Vernón served as the Vice President of Consumables Categories at Amazon.com, Inc. (“Amazon”), an e-commerce company, from January 2021 to December 2022 where she had Profit and Loss (“P&L”) responsibility for Household Essentials, Wellness, Beauty, Baby, Food and Beverage categories on Amazon.com as well as responsibility for technology development for those categories. Prior to joining Amazon, Ms. Vernón spent more than two decades in various P&L leadership roles at General Mills, Inc. (“General Mills”), a food manufacturing company. Most recently at General Mills, Ms. Vernón served as a Corporate Officer and the Operating Unit President of the Natural & Organic Division from July 2017 to April 2020. In this role, she had full management and P&L responsibility for a $900M portfolio of highly regulated ESG (Environmental, Social and Governance) brands including Annie's Organic, Cascadian Farm, Epic Provisions, and Muir Glen as well as leadership for establishing General Mills' leadership in regenerative agriculture. Ms. Vernón serves on the Board of Trustees for both Princeton University and The Smithsonian National Museum of the American Latino. Ms. Vernón holds a B.A. degree in Ecology and Evolutionary Biology from Princeton and a Master of Business Administration from Texas McCombs School of Business. We believe that Ms. Vernón is qualified to serve on our Board because of her leadership experience at prior consumer product companies and focus on technology development, as well as her role as Chief Executive Officer of the Company which provides valuable insight into the day-to-day operations at the Company.

Class II Directors - Continuing in Office Until the 2026 Annual Meeting

Jessica Alba, age 42
Jessica Alba is one of our founders and has served as our Chief Creative Officer since our incorporation in July 2011 and as Chair of our Board from May 2018 to May 2021. Ms. Alba is a globally recognized and influential Mexican-American business leader, entrepreneur, advocate, actress and New York Times bestselling author. Ms. Alba serves on the board of directors of Baby2Baby, a charitable organization that provides diapers, clothes and other basic necessities to children living in poverty. She also serves on the board of directors of LA28, the Los Angeles Olympics board, and Yahoo! Inc., a media company. We believe that Ms. Alba is qualified to serve on our Board due to her knowledge and insights in founding and developing our Company in addition to her industry experience and knowledge.
We refer to Jessica Warren, our founder, Chief Creative Officer and member of our board of directors, as Jessica Alba in this Proxy Statement.
Alissa Hsu Lynch, age 55
Alissa Hsu Lynch has served on our Board since December 2023. Ms. Lynch served as the Global Head of MedTech Strategy and Solutions for Google Cloud Platform, offered by Google LLC, a technology company, from 2020 to 2023, where she worked with Fortune 500 customers to transform healthcare through technology. Previously, Ms. Lynch spent 20 years at Johnson & Johnson, a pharmaceutical and medical technologies company, working in consumer marketing, strategy, and general management roles, and most recently, from 2016 to 2020 served as Vice President, Medical Devices. Before joining Johnson & Johnson, Ms. Lynch was a professional modern dancer for six years. Ms. Lynch served as a board member of Pulmonx Corporation from July 2021 and will no longer be serving as a director at such company following its annual meeting in May 2024. Also, she is a member of the Board of Trustees of American Ballet Theatre and is a Henry Crown Fellow of The Aspen Institute. Ms. Lynch holds an M.B.A in General Management from Columbia University and an A.B. in English from Princeton University. We believe that Ms. Hsu Lynch is qualified to serve on our Board due to her significant experience in technology, consumer marketing, and her executive leadership experience.

Andrea Turner, age 60

Andrea Turner has served on our Board since December 2023. Ms. Turner served as Senior Vice President, Global Customer Service and Logistics at Mondelēz International, Inc., a confectionery, food, holding, beverage and snack food company, from 2020 to 2023, where she strategized and led logistics during the COVID-19 pandemic for the $25 billion supply chain across 80 countries. Ms. Turner was also responsible for driving teams to solve complex supply chain problems at General Mills from 2008 to 2020 and Merck & Co., Inc., a pharmaceutical company, from 1998 to 2009, delivering improved productivity and accelerating growth. She previously served as the Chair of the 2016 Minneapolis Martin Luther King Celebration, the largest fundraising event in Minneapolis and currently serves on the boards of directors of GS1, People Serving People, and Mainstreet School of the Arts. Ms. Turner received a Bachelor of Industrial Engineering from Georgia Institute of Technology and a Bachelor of Science in Mathematics
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from Spelman College. We believe that Ms. Turner is qualified to serve on our Board due to her extensive experience in consumer-packaged goods and global supply chain and operations, and her executive leadership experience.

Board Diversity
The Board Diversity Matrix, below, provides the diversity statistics for our Board. We included last year's diversity statistics for our Board of Directors in our proxy statement for our 2023 annual meeting of stockholders filed with the SEC on April 13, 2023.

Board Diversity Matrix (As of April 10, 2024)
Total Number of Directors	9
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	6	3	-	-
Part II: Demographic Background
African American or Black	2	1	-	-
Alaskan Native or Native American	-	-	-	-
Asian	1	-	-	-
Hispanic or Latinx	2	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	2	-	-
Two or More Races or Ethnicities	1	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Independence of The Board
As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning her or his background, employment and affiliations, our Board has determined that none of our current directors, other than Carla Vernón and Jessica Alba, and none of our former directors who served as a director during 2023, other than Nikolaos Vlahos, has any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq listing standards. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our shares by each non-employee director and the transactions described in the section titled “Transactions with Related Persons and Indemnification.”

Board Leadership Structure
Our Board has an independent chair, Mr. White, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor and assess the Company's risk exposure and whether management’s actions are in the
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best interests of the Company and its stockholders. The Company believes that Mr. White's prior experience as a Board Chair at Jamba Inc. and current role as a Lead Independent Director at Affirm Holdings, Inc. provides the Board with experience in risk identification and oversight of the business. The Board Chair also leads executive sessions, without management present, at every regularly scheduled Board meeting. These executive sessions are also held by each of the Board's committees at each regularly scheduled committee meeting. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements and receives updates from the Company's General Counsel on any pending litigation and whistleblower hotline complaints. The Audit Committee reviews and approves any related party transactions. Our Board addresses the Company’s cybersecurity risk management as part of its general oversight function and is responsible for overseeing the Company’s cybersecurity risk management processes, including oversight of mitigation of risks from cybersecurity threats. The Audit Committee is responsible for reviewing the Company's financial reporting of cybersecurity risks and incidents in accordance with SEC rules. The Audit Committee receives regular reports from the Vice President of Technology concerning the Company’s significant cybersecurity threats and risk and the processes the Company has implemented to address them. The Audit Committee also has access to various reports, summaries or presentations related to cybersecurity threats, risk and mitigation. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee also reviews potential conflicts of interest, evaluates the Board's leadership structure and management succession, and oversees the Company's ESG activities, including the work of the Company's ESG Council. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the entire Board meets with the Company’s employees responsible for risk management at least annually, and the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from the employees responsible for risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The General Counsel coordinates between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

Board and Committee Self Assessments
On an annual basis, the Board, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee conduct self-assessments to ensure effective performance and to identify opportunities for improvement. As part of the self-assessment process, directors respond to a comprehensive questionnaire that asks them to consider various topics related to board and committee composition, structure, effectiveness and responsibilities and an oral evaluation is also conducted to gather feedback from the directors. Each committee, as well as the Board as a whole, then reviews and assesses the responses from this assessment and any recommendations to the Board. The results of the assessments are then discussed by the Board with a view toward taking action to address any issues presented.

Meetings of The Board
The Board met five times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.
Information Regarding Committees of the Board
The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2023 for each of the Board committees:
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Name	Audit	Compensation	Nominating and Corporate Governance
Mr. Michael Barkley(1)(3)		X	X
Ms. Katherine Bayne	X	X*
Ms. Susan Gentile	X*	X
Mr. John R. (Jack) Hartung	X		X
Ms. Alissa Hsu Lynch(1)(2)	X		X
Ms. Andrea Turner(2)(3)	X	X
Mr. James D. White			X*
Total meetings in fiscal 2023	4	6	4
*    Committee Chairperson
________________

(1) Ms. Lynch and Mr. Barkley were appointed to the Nominating & Corporate Governance Committee in December 2023 in connection with their appointments to the Board.
(2) Ms. Lynch and Ms. Turner were appointed to the Audit Committee in December 2023 in connection with their appointments to the Board.
(3) Mr. Barkley and Ms. Turner were appointed to the Compensation Committee in December 2023 in connection with their appointments to the Board.

The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The principal duties and responsibilities of our Audit Committee include, among other things:
•overseeing our accounting and financial reporting processes, systems of internal control, financial statement audits and the quality and integrity of our financial statements;
•managing the selection, engagement terms, fees, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•maintaining and fostering an open avenue of communication between management and the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;
•developing procedures for employees to submit concerns anonymously about accounting or audit matters;
•overseeing the review and assessment of our risk management, risk assessment and major risk exposures with respect to financial, accounting, operational, tax, privacy and cybersecurity and information technology risks;
•reviewing and approving related party transactions;
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•obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes its internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
•approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.
The Audit Committee is composed of five directors: Ms. Bayne, Ms. Gentile, Mr. Hartung, Ms. Lynch and Ms. Turner. Ms. Gentile serves as the chair of our Audit Committee. The Audit Committee met four times during 2023. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at investors.honest.com.
The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).
The Board has also determined that Ms. Gentile and Mr. Hartung each qualify as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Ms. Gentile’s and Mr. Hartung's level of knowledge and experience based on a number of factors, including their respective formal education and experience in financial and executive roles.
Report of the Audit Committee of the Board*
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Susan Gentile, Chair
Katherine Bayne
John R. (Jack) Hartung
Alissa Hsu Lynch
Andrea Turner

* The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Exchange Act of 1934, as amended (the “Securities Act of 1933”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee is composed of four directors: Mr. Barkley, Ms. Bayne, Ms. Gentile and Ms. Turner. Ms. Bayne serves as the chair of our Compensation Committee. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee met six times during 2023. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at investors.honest.com.
The Compensation Committee of the Board acts on behalf of the Board to review, recommend for adoption and oversee the Company’s compensation strategy, policies, plans and programs, including:
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•assisting the Board in its oversight of the Company's compensation policies, plans and programs, and overall compensation philosophy;
•reviewing and determining the compensation to be paid or awarded to our executive officers, other members of senior management (in the Compensation Committee's discretion) and non-employee directors;
•reviewing and approving, or making recommendations to the Board for approval of the compensation and other terms of employment of our Chief Executive Officer, and evaluating the Chief Executive Officer’s performance in achieving corporate performance goals and objectives;
•reviewing and discussing with management our compensation disclosures;
•administering our equity and non-equity incentive plans and other benefit plans;
•reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives;
•approving the retention of compensation consultants and outside service providers and advisors; and
•assisting the Board in its oversight of the Company's policies and strategies relating to human capital management.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least two times annually and with greater frequency if necessary. The agenda for each meeting is developed by the Chair of the Compensation Committee, in consultation with the Chief People Officer and the Corporate Secretary. The Compensation Committee meets regularly in executive session. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not and does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding his or her compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Semler Brossy as compensation consultants. The Compensation Committee requested that Semler Brossy:
•evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and
•assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.
As part of its engagement, Semler Brossy was requested by the Compensation Committee to perform analyses of competitive performance and compensation levels for a comparative group of companies created by Semler Brossy and to develop an executive compensation program and company-wide equity grant budget that aligns with the Company’s compensation strategy. At the request of the Compensation Committee, Semler Brossy also conducted individual interviews with certain members of senior management to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the
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Company competes. Semler Brossy ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following active dialogue with Semler Brossy, the Compensation Committee approved a compensation program based on the recommendations of Semler Brossy.
Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his or her performance is conducted by the Compensation Committee, which determines any adjustments to his or her compensation as well as awards to be granted. As part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee are currently, or have been at any time, one of our executive officers or employees. None of our executive officers currently serve, or have served during the last year, as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is composed of four directors: Mr. Barkley, Mr. Hartung, Ms. Lynch and Mr. White. Mr. White serves as the chair of our Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met four times during 2023. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website and investors.honest.com. The Nominating and Corporate Governance Committee’s responsibilities include, among other things:
•identifying, reviewing evaluating, communicating with and recommending that our Board approve, candidates qualified to become Board members or nominees for directors of the Board consistent with criteria approved by the Board;
•considering and making recommendations to our Board regarding the composition of our Board and its committees;
•reviewing and assessing the Company’s corporate governance functions and developing a set of corporate governance guidelines applicable to the Company and monitoring compliance with such guidelines;
•overseeing the Company’s environmental, social and governance activities;
•reviewing and evaluating with the Board and the Chief Executive Officer the Company’s management succession plans; and
•overseeing the evaluation of the Board and its committees.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as (i) possessing relevant expertise upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to the affairs of the Company; (iii) demonstrating
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excellence in his or her field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly held company; (vi) having a diverse personal background, perspective and experience; and (vii) having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the Company’s operating requirements and the long-term interests of the Company’s stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, including diversity of a candidate’s perspective, background, nationality, age and other demographics.
The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee will also take into account the results of the Board’s self-evaluation. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 12130 Millennium Drive, #500, Los Angeles, CA 90094 not less than 90 days nor more than 120 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Environmental, Social and Governance
The Nominating and Corporate Governance Committee oversees the Company’s Environmental, Social and Governance (“ESG”) activities and makes recommendations to the Company to further its ESG goals. The Nominating and Corporate Governance Committee may appoint and oversee the activities of an ESG Steering Committee, composed of company leaders from across the Company and/or directors of the Company, to advance the Company’s ESG goals. In late 2021, the Company formed an ESG Council made up of cross-functional leaders within the Company to strategize and prioritize ESG goals. In 2022, the Company engaged a third-party vendor to assist with its key strategic ESG objectives, including the publication of an Investor ESG tear sheet covering key metrics prescribed under the Sustainability Accounting Standards Board (SASB) and Task Force on Climate-Related Financial Disclosures (TCFD) frameworks. The Company has made several improvements to the ESG section of its Investor Relations website, including the disclosure of key business and information technology policies, the publication of the Investor ESG tear sheet, as well as working directly with ESG rating agencies to understand and improve ratings. This year, we plan to publish our first Corporate Social Responsibility report for the 2022-2023 period, which will be available on our investor relations website.
Stockholder Communications with the Board
The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders of the Company wishing to communicate with the Board or an individual director may send a written communication to the Board or such director c/o The Honest Company, Inc., 12130 Millennium Drive, #500, Los Angeles, CA, 90094, Attn: Secretary. The Secretary will review each communication. The Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed
15.

unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication or inform the proper authorities, as may be appropriate.
Code of Business Conduct and Ethics
The Company has adopted The Honest Company, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at investors.honest.com. If the Company ever were to amend or waive any provision of its Code of Business Conduct and Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on its website set forth above rather than by filing a Current Report on Form 8-K. In the case of a waiver for an executive officer or a director, the disclosure required under applicable Nasdaq listing standards also will be made available on our website.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to (i) Board composition and selection including diversity, (ii) Board meetings and involvement of senior management, (iii) Chief Executive Officer performance evaluation and succession planning, and (iv) Board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed at investors.honest.com.
Hedging and Pledging Policy
As part of our Insider Trading Policy, all employees, including our executive officers, non-employee directors and designated consultants are prohibited from engaging in short sales of our securities, establishing margin accounts, pledging our securities as collateral for a loan, buying or selling puts or calls on our securities or otherwise engaging in hedging transactions involving our securities.
Proposal 2

Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company’s financial statements since 2012. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the voting power of the shares present virtually or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes) on the matter at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

16.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2023 and 2022, by PricewaterhouseCoopers LLP, the Company’s principal accountant.

	For the year ended December 31,
	2023	2022
(In thousands)
Audit Fees(1)	$1,382	$1,587
Audit-related Fees	—	—
Tax Fees(2)	135	90
All Other Fees(3)	252	111
Total Fees	$1,769	$1,788
________________

(1)Audit Fees include fees related to the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements as well as services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements. This category also includes fees for services incurred in connection with our initial public offering.
(2)Tax Fees are for professional services primarily for tax compliance services.
(3)All Other Fees consist of PricewaterhouseCoopers LLP's legal fees and out-of-pocket expenses related to employee meals and travel.
Pre-Approval Policies and Procedures.
In connection with our initial public offering ("IPO") in May 2021 and establishment of our Audit Committee, the Audit Committee adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. All fees described above subsequent to our IPO were pre-approved by the Audit Committee.
The Audit Committee has determined that the rendering of services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.
The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.

EXECUTIVE OFFICERS

Our executive officers, and their respective ages as of March 25, 2024, are as follows:

17.

Name	Age	Principal Occupation/ Position Held With the Company
Carla Vernón	53	Chief Executive Officer and Director
Jessica Alba	42	Founder, Chief Creative Officer and Director
David Loretta	56	Chief Financial Officer
Dorria Ball	62	Chief People Officer
Kate Barton	40	Chief Growth Officer
Steve Winchell	49	Executive Vice President, Operations and R&D
Jonathan Mayle	33	Senior Vice President, Customer Sales
Thomas Sternweis	42	Senior Vice President, Strategy and Enterprise Development
Brendan Sheehey	46	General Counsel

The biographies of Ms. Vernón and Ms. Alba are set forth in “Proposal 1: Election of Directors” above.
David Loretta has served as our Chief Financial Officer since September 2023. Prior to joining Honest, from July 2017 to September 2023, Mr. Loretta served as Senior Vice President and Chief Financial Officer of Duluth Trading Company (“Duluth”), a workwear and accessories company where he led and supported the finance, accounting, audit, inventory planning, real estate, risk management, legal, strategy, and investor relations teams. Prior to joining Duluth Mr. Loretta founded and operated his own specialty food and beverage business, Pacific Time, LLC, from 2014 to 2016. Prior to that Mr. Loretta spent more than a decade at Nordstrom, Inc. ("Nordstrom") in various leadership roles from 2000 to 2013, including serving as President and Chief Financial Officer of Nordstrom Bank from 2009 to 2013. During his tenure, Mr. Loretta was responsible for financial reporting, budgeting, forecasting and long-range strategic planning as well as operational leadership. Previously at Nordstrom he served as corporate Vice President and Treasurer from 2005 to 2009 overseeing treasury, investor relations and corporate development. Before his 13 years with Nordstrom, Mr. Loretta was Director of Planning and Analysis for Restoration Hardware, Inc., where he developed a companywide budgeting, forecasting and reporting process for the retail stores, catalog direct mail and e-commerce. . Mr. Loretta holds a Bachelor of Arts from the University of California, Riverside, and a Master of Business Administration from San Diego State University.

Dorria Ball has served as our Chief People Officer since January 2024. Prior to joining Honest, Ms. Ball served as the founder and President of Global Ballance Group from October 2014 to January 2024, a coaching and consulting company, specializing in leadership and organizational development for C-Suite executives from Fortune 500 companies. Prior to Global Ballance Group, from 2012 to 2015, Ms. Ball served as Vice President of Human Resources, US Sales, and Global Diversity at Mondelēz International, Inc., a confectionery, food, holding, beverage and snack food company. From 2000 to 2012, Ms. Ball also served as the Human Resources Business Leader at Kraft Foods for The Kraft Heinz Company, a food manufacturing company, for groups including Latin America. Ms. Ball has lent her talents to purpose-centered non-profit boards, including The Network of Executive Women and Dress for Success Worldwide. Ms. Ball graduated from Indiana University in Bloomington and holds executive coaching certifications from Columbia University and the International Coach Federation.

Kate Barton has served as our Chief Growth Officer since May 2023. Prior to joining Honest, from August 2020 to May 2023, Ms. Barton was Chief Brand Officer of Magnolia, the lifestyle company founded by Joanna and Chip Gaines, where she was responsible for brand strategy, omnichannel content, direct-to-consumer programming, and the launch of Magnolia Network. Prior to Magnolia, from December 2017 to July 2020, Ms. Barton served as Executive Director of Marketing at Estée Lauder, Inc.’s Aveda Corporation (“Aveda”), a cosmetics company, where she was responsible for driving year-over-year share growth across North American B2B and B2C channels. Prior to her leadership of Aveda, from January 2015 to July 2016, Ms. Barton served as Senior Brand Manager at Johnson & Johnson, where she managed global campaigns for Clean & Clear and led Neutrogena’s global anti-aging innovation pipeline. She also worked on many leading food brands at General Mills, from September 2016 to December 2017 as Senior Brand Manager of Nature Valley, from August 2013 to January 2015 as Marketing Manager of General Mills, and from July 2009 to August 2013 as Senior Associate Marketing Manager of General Mills. Kate holds a Bachelor of Business Administration in Marketing from Baylor University, and a Master of Business Administration from Harvard Business School.

Steve Winchell has served as our Executive Vice President, Operations and Research and Development ("R&D") since June 2022, where he is responsible for further integrating our supply chain and R&D processes. Prior to joining Honest, Mr. Winchell worked for The Parent Company, Inc. (“The Parent Company”), a construction management firm, where he served as the Executive Vice President of Product from January 2021 to June 2022, and
18.

Vice President of Product from October 2019 to January 2021. During his time at The Parent Company, Mr. Winchell established and managed the end-to-end innovation, new product process and developed the company’s strategy to diversify its product portfolio. Prior to The Parent Company, Mr. Winchell spent over 14 years at The Clorox Company, a manufacturer and marketer of professional products, from July 2005 to October 2019, where he held multiple roles in managing Burt’s Bees, Cleaning Division’s R&D, International R&D and Home Care Product Development. He also led the process development department, new product development process, and was involved in multiple supply chain initiatives. Mr. Winchell holds a B.S. in Chemistry and a M.S. in Chemical Engineering from the University of Cincinnati.

Jonathan Mayle has served as our Senior Vice President, Customer Sales since December 2023. From August 2023 to December 2023, Mr. Mayle served as the Company’s Vice President, Customer Sales. Before joining us, from August 2012 to August 2023, Mr. Mayle held multiple sales roles at General Mills, working with industry leading retailers such as Walmart Inc., a multinational retail corporation, from October 2018 to October 2020, Target Corporation, a retail corporation, from August 2021 to August 2023 and Dollar General Corporation, a chain of hypermarkets, from November 2014 to February 2016. While at General Mills, he also served as head of sales for the internal start-up accelerator incubator, G-Works, the internal venture studio of Gold Metal Ventures from December 2020 to August 2021. Mr. Mayle holds a Bachelor of Science degree from the University of Arizona.

Thomas Sternweis has served as our Senior Vice President of Enterprise Development and Strategy since March 2024. Prior to that he had served as Vice President of Enterprise Development and Strategy since May 2023. At Honest, Mr. Sternweis was also Vice President and General Manager of Emerging Business and Marketplace from March 2022 to May 2023, and Senior Director of Strategic Development from January 2018 to March 2022. Prior to joining us, from July 2014 to January 2018, Mr. Sternweis held roles in Corporate Development and Strategy at Mattel, Inc., (“Mattel”), a toy manufacturing and entertainment company, where he supported M&A, strategic partnerships, and Asia Pacific strategy. Prior to joining Mattel, from July 2011 to July 2014, Mr. Sternweis held roles at the Boston Consulting Group, a strategic management consulting firm, and at a private equity firm in New York. He holds a B.A. in Mathematical Methods in Social Sciences and Economics from Northwestern University, and an M.B.A. from Northwestern's Kellogg School of Management.

Brendan Sheehey has served as our General Counsel since June 2020. Prior to joining us, from October 2018 to June 2020, Mr. Sheehey served as General Counsel and Corporate Secretary at Targus International LLC (“Targus”), a mobile computing accessories company, where he led the company’s legal department and oversaw its corporate governance. Prior to joining Targus, from January 2016 to October 2018, Mr. Sheehey served as Associate General Counsel at Arbonne International LLC, a nutrition, skincare, and cosmetics company, where he provided legal support to the company’s product development and marketing, international expansion, commercial contracts and mergers and acquisitions efforts. Prior to that, Mr. Sheehey served as Counsel at Sidley Austin LLP, a law firm, from July 2015 to January 2016, where he represented clients in Federal Trade Commission regulatory matters and as Corporate Counsel at Corinthian Colleges from September 2011 to July 2015, where he handled litigation and insurance matters. From September 2006 to September 2011, Mr. Sheehey served as an Associate at Sidley Austin LLP. Mr. Sheehey holds a B.A. in Geography from U.C. Santa Barbara, an M.A. in Geography from the University of South Carolina and a J.D. from University of California College of the Law, San Francisco.

19.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 25, 2024 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock. Applicable percentages are based on 97,032,787 shares outstanding on March 25, 2024, adjusted as required by rules promulgated by the SEC.
Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within 60 days of March 25, 2024. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose.
Common stock subject to stock options currently exercisable or exercisable within 60 days of March 25, 2024 are deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.
Unless otherwise noted below, the address for each beneficial owner listed in the table below is c/o The Honest Company, Inc., 12130 Millennium Drive, #500, Los Angeles, California 90094.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
THC Shared Abacus, LP (1)	12,169,803	12.5%
Portolan Capital Management, LLC (2)	7,556,985	7.8%
Institutional Venture Partners XIII, L.P. (3)	6,970,208	7.2%
Jessica Alba (4)	6,366,114	6.4%
Nikolaos Vlahos (5)	5,425,510	5.3%
Named Executive Officers and Directors
Jessica Alba (4)	6,366,114	6.4%
Nikolaos Vlahos (5)	5,425,510	5.3%
Carla Vernón (6)	367,477	*
Kate Barton (7)	210,892	*
James D. White (8)	318,674	*
Katherine Bayne (9)	212,507	*
John R. (Jack) Hartung (10)	210,857	*
Susan Gentile (11)	178,471	*
Alissa Hsu Lynch (12)	51,659	*
Michael Barkley (12)	51,659	*
Andrea Turner (12)	51,659	*
All executive officers and directors as a group (16 persons) (13)	8,573,403	8.6%

*    Less than one percent.
20.

(1)This information is as of December 31, 2021 and is based solely on information contained in the Schedule 13G filed with the SEC on February 15, 2022. Consists of 12,169,803 shares of common stock. C8 Management, L.L.C. is the general partner of THC Shared Abacus, LP (“THC Shared Abacus”). Scott A. Dahnke and J. Michael Chu are the managing members of C8 Management, L.L.C. and have shared voting and investment power with respect to the shares held by THC Shared Abacus. Messrs. Dahnke and Chu disclaim beneficial ownership of such shares except as to their pecuniary interest therein. The address for THC Shared Abacus is c/o L Catterton Partners, 599 West Putnam Avenue, Greenwich, Connecticut 06830.

(2)This information is as of December 31, 2023 and is based solely on information contained in the Schedule 13G filed with the SEC on February 14, 2024 by Portolan Capital Management, LLC (“Portolan”) and George McCabe, who is the manager of Portolan who shares voting and investment power over the shares with Portolan. Consists of 7,556,985 shares of common stock. The address for Portolan is 2 International Place, FL 26, Boston, MA 02110.

(3)This information is as of December 31, 2023 and is based solely on information contained in the Schedule 13G/A filed with the SEC on February 13, 2024 by Institutional Venture Partners XIII, L.P. (“IVP”), and Institutional Venture Management XIII, LC (“IVM”). Consists of (i) 6,892,475 shares of common stock held by IVP, and (ii) 77,733 shares held by IVM XIII. IVM is the general partner of IVP. Todd C. Chaffee, Norman A. Fogelsong, Stephen J. Harrick, J. Sanford Miller and Dennis B. Phelps are the managing directors of IVM and share voting and investment power over the shares held by IVP and IVM. The address for these entities is c/o Institutional Venture Partners, 3000 Sand Hill Road, Building 2, Suite 250, Menlo Park, California 94025.

(4)Consists of (i) 4,253,036 shares of common stock held by the Warren Trust Dated 12/22/10, over which Ms. Alba and her husband share voting and investment power as trustees, (ii) 331,439 shares of common stock held by Ms. Alba, (iii) 1,715,000 shares of common stock underlying stock options held by Ms. Alba that are exercisable within 60 days of March 25, 2024, and (iv) 66,639 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 25, 2024.

(5)This information is as of December 31, 2023 and is based solely on information contained in the Schedule 13G/A filed with the SEC on February 14, 2024 by Mr. Vlahos. Consists of (i) 600,000 shares of common stock held by the Nikolaos and Angela Vlahos 2006 Trust, over which Mr. Vlahos and his wife share voting and investment power as trustees, and (ii) 4,825,510 shares of common stock underlying stock options held by that are exercisable within 60 days of December 31, 2023. The address for Mr. Vlahos is c/o Rhode, P.O. Box 15965, Beverly Hills, CA 90209.

(6)Consists of (i) 252,150 shares of common stock and (ii) 115,327 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 25, 2024.

(7)Consists of 210,892 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 25, 2024.

(8)Consists of (i) 208,975 shares of common stock and (ii) 109,699 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 25, 2024.

(9)Consists of (i) 98,579 shares of common stock and (ii) 113,928 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 25, 2024.

(10)Consists of (i) 97,939 shares of common stock and (ii) 112,918 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 25, 2024. Mr. Hartung has elected to have the settlement of his vested RSUs deferred until the earlier of (a) immediately prior to a Change in Control or (b) within 60 days of his Separation Date or death, whichever is earlier.

(11)Consists of (i) 68,772 shares of common stock and (ii) 109,699 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 25, 2024.

(12)Consists of 51,659 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 25, 2024.

(13)Consists of (i) 5,539,645 shares of common stock held by our current directors and executive officers as a group, (ii) 1,970,781 shares of common stock issuable upon the exercise of stock options held by our current directors and executive officers that are exercisable within 60 days of March 25, 2024, and (iii) 1,062,977 shares of common stock that may be issuable upon vesting of RSUs within 60 days of March 25, 2024.

21.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.
To the Company’s knowledge, based solely on a review of the copies of such reports filed on the SEC’s EDGAR system and written representations that no other reports were required, since January 1, 2023, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that, due to administrative oversights:

•Each of Ms. Janis Hoyt, Ms. Kelly Kennedy and Mr. Rick Rexing (each whom had served as an executive officer during 2023) and Mr. Brendan Sheehey failed to timely file one report, of one transaction per report; and

•Ms. Andrea Turner failed to timely file one report of two transactions.

EXECUTIVE COMPENSATION
Our named executive officers for the year ended December 31, 2023, consisting of our principal executive officer, our former principal executive officer and the next two most highly compensated executive officers were:
•Carla Vernón, our Chief Executive Officer,
•Nikolaos Vlahos, our former Chief Executive Officer,
•Jessica Alba, our Chief Creative Officer, and
•Kate Barton, our Chief Growth Officer.
As an “emerging growth company” under the Jumpstart Our Business Startups Act (the “JOBS Act”), we are permitted to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. Accordingly, we have not included in this section a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the “Summary Compensation Table” and the “Outstanding Equity Awards at Fiscal Year-End” table below. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” and “say-on-frequency” votes.
Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2023 and 2022, compensation awarded to, or paid to our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Ms. Carla Vernon, Chief Executive Officer (5)	2023	711,058	833,333	3,247,619	—	717,025	263,535	5,772,569
Mr. Nikolaos Vlahos, Former Chief Executive Officer(6)	2023	22,885	—	—	—	20,728	5,227,706	5,271,319
	2022	846,154	—	4,535,333	—	114,750	65,699	5,561,937
Ms. Jessica Alba, Chief Creative Officer	2023	700,000	—	1,381,579	—	484,610	96,656	2,662,845
	2022	688,077	—	1,401,188	—	66,150	348	2,155,763
Ms. Kate Barton, Chief Growth Officer(5)	2023	228,846	75,000	1,476,239	—	126,922	61,521	1,968,527
22.

________________

(1)     Amounts reported represent sign-on bonuses.
(2)     Amounts reported represent the aggregate grant date fair value of the restricted stock units (“RSUs”) granted to our named executive officers during 2023 and 2022 under our 2021 Equity Incentive Plan (“2021 Plan”). The assumptions used in calculating the grant date fair value and incremental fair value of the stock awards reported in this column are set forth in Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on March 8, 2024. This amount does not reflect the actual economic value that may be realized by the named executive officer.
(3)    Reflects non-equity incentive plan compensation paid to Ms. Vernón, Mr. Vlahos, Ms. Alba and Ms. Barton for the achievement of pre-established corporate performance goals during fiscal year 2023 and 2022. See “—Narrative to the Summary Compensation Table —Non-Equity Incentive Plan Compensation” below for a description of the material terms pursuant to which the non-equity incentive plan compensation for 2023 and 2022 was awarded.
(4)    For 2023, represents (i) for Ms. Vernon, $11,400 for matching contributions made by us under our 401(k) plan, $155 for life insurance policy premiums paid by us, $26,979 in fees for legal services paid by us, and $225,000 in relocation expenses; (ii) for Mr. Vlahos, $3,487,660 in consulting fees paid by us, $1,677,674 in a severance package in accordance with Mr. Vlahos’ separation agreement as described below under “Nick Vlahos Separation Agreement”, $40,000 in COBRA, $18,529 in director compensation, $2,223 for matching contributions made by us under our 401(k) plan, $1,607 for medical premiums paid by us, and $12 for life insurance policy premiums paid by us; and (iii) for Ms. Alba, $168 relates to life insurance policy premiums paid by us and $96,488 in legal fees incurred by Ms. Alba and reimbursed by us in connection with negotiations related to the Name and Likeness License Agreement entered into between the Company and Ms. Alba; and (iv) for Ms. Barton, $7,846 for matching contributions made by us under our 401(k) plan, $97 for life insurance policy premiums paid by us, $3,577 in fees for legal services paid by us, and $50,000 in relocation expenses.

(5)    Ms. Vernón's employment with us commenced on January 9, 2023 and Ms. Barton's employment with us commenced on May 8, 2023; therefore certain amounts for Ms. Vernón and Ms. Barton, such as salary, reflect a partial year of service for 2023.
(6)    Mr. Vlahos’ service as our Chief Executive Officer terminated on January 9, 2023; therefore, certain amounts for Mr. Vlahos, such as salary, reflect a partial year of service for 2023. See “Potential Payments Upon Termination or Change in Control—Nick Vlahos Separation Agreement” below.

Narrative to Summary Compensation Table
Annual Base Salary
Our named executive officers receive an annual base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. None of our named executive officers, except Ms. Alba as described below, is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. The 2023 annual base salaries for our named executive officers were as follows: (1) $725,000 for Ms. Vernón from January 9, 2023 to December 31, 2023, (2) $850,000 for Mr. Vlahos from January 1, 2023 to January 9, 2023, (3) $700,000 for Ms. Alba from January 1, 2023 to December 31, 2023 and (4) $350,000 for Ms. Barton from May 8, 2023 to December 31, 2023.
Non-Equity Incentive Plan Compensation
We have historically provided our executives with the eligibility to earn an annual cash bonus based upon the achievement of pre-established corporate performance goals. Our executive officers, including our named executive officers, participated in our annual short-term incentive compensation program during fiscal year 2023. Under the terms of the program, 50% of their respective bonus opportunity for fiscal year 2023 was determined by the Company's achievement of predetermined financial results of net revenue, gross margin, and free cash flow and the remaining 50% of their respective bonus opportunity was determined based on the Company's achievement of eleven equally weighted Transformation Initiative strategic goals of pricing, demand creation, SKU optimization, international exits, operations, supply terms, product costs, shipping and logistics, SG&A, trade spend, and working capital. For fiscal year 2023, the Company achieved the net revenue and free cash flow goals and partially achieved the gross margin goal. As it relates to the corporate strategic goals, the Compensation Committee determined that the Company achieved our pricing, demand creation, SKU optimization, international exits, operations, supply
23.

terms, product costs, shipping and logistics, trade spend, and working capital goals, and partially achieved our SG&A goal. Therefore, the total payout under the annual non-equity incentive plan to each named executive officer was 98.9% of their respective target bonus opportunity in 2023 as reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table with pro ration based on their period of service during 2023 for Ms. Vernon, Mr. Vlahos and Ms. Barton as described above.

Equity-Based Incentive Awards
Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. We also believe that our equity awards are an important retention tool for our executives. Prior to our IPO, we granted stock options for this purpose; following the completion of our IPO, we have used RSUs for this purpose because they reward our executives for superior stock performance, but also encourage executive retention as these awards vest over multiple years and can maintain value even during periods when there is volatility in our stock price. We award RSUs broadly to our employees. Grants to our executives and other employees are made at the discretion of our Board and are generally made during the first quarter of the year for current employees and the quarter of hire for new employees.
Prior to our IPO on May 7, 2021, all of the stock options and RSUs we have granted were made pursuant to our 2011 Plan. Following completion of our IPO, we have granted equity incentive awards under the terms of our 2021 Plan.
Other Compensation Matters

Clawback Policy

The Company adopted a clawback policy in compliance with the Dodd-Frank Act, Exchange Act Rule 10D-1 and Nasdaq Listing Rule 5608, effective October 2, 2023.

Outstanding Equity Awards at Fiscal Year End
The following table shows for the fiscal year ended December 31, 2023, certain information regarding outstanding equity awards for the named executive officers.

24.

Outstanding Equity Awards At December 31, 2023

			Option Awards				Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Ms. Carla Vernon, Chief Executive Officer	3/21/2023 (1)	3/21/2023	-	-	-	-	1,845,238	6,089,285
Nikolaos Vlahos Former Chief Executive Officer	4/26/2017 (2)	4/26/2017	745,126	-	5.125 (7)	4/26/2027	-	-
	4/26/2017 (2)	4/26/2017	377,634	-	5.125 (7)	4/26/2027	-	-
	4/27/2017 (2)	4/26/2017	1,888,168	-	5.125 (7)	4/27/2027	-	-
	9/12/2018 (3)	9/12/2018	600,000	-	5.75	9/12/2028	-	-
	9/12/2018 (4)	5/4/2021	300,000	-	5.75	9/12/2028	-	-
	9/12/2018 (4)	5/4/2021	300,000	-	5.75	9/12/2028	-	-
	2/28/2020 (3)	2/28/2020	177,083	72,917	5.23	2/28/2030	-	-
	2/28/2020 (4)	5/4/2021	166,666	-	5.23	2/28/2030	-	-
	2/28/2020 (4)	5/4/2021	125,000	-	5.23	2/28/2030	-	-
	2/28/2020 (4)	5/4/2021	125,000	-	5.23	2/28/2030	-	-
Jessica Alba Chief Creative Officer	12/19/2014 (2)	12/19/2014	465,000	-	5.125 (7)	12/19/2024	-	-
	3/24/2015 (5)	3/24/2015	550,000	-	5.125 (7)	3/24/2025	-	-
	2/7/2018 (3)	2/7/2018	300,000	-	5.13	2/7/2028	-	-
	9/12/2018 (4)	5/4/2021	100,000	-	5.75	9/12/2028	-	-
	9/12/2018 (4)	5/4/2021	100,000	-	5.75	9/12/2028	-	-
	9/12/2018 (3)	9/12/2018	200,000	-	5.75	9/12/2028	-	-
	5/26/2021 (6)	5/4/2021	-	-	-	-	184,181	607,797
	2/25/2022 (1)	2/25/2022	-	-	-	-	122,696	404,897
	2/27/2023 (1)	1/2/2023	-	-	-	-	493,421	1,628,289
Ms. Kate Barton, Chief Growth Officer	5/18/2023 (1)	5/18/2023	-	-	-	-	843,565	2,783,765
________________

(1)    25% of the shares underlying this RSU award vest on the one-year anniversary of the vesting commencement date and 1/12th of the remainder vest in 12 equal quarterly installments thereafter, subject to continued service to us through the applicable vesting dates.
(2)    25% of the shares underlying this option vest on the one-year anniversary of the vesting commencement date and the remainder vest in 36 equal monthly installments thereafter, subject to continued service to us through the applicable vesting date.

(3)    1/48th of the shares underlying this option vest on a monthly basis following the vesting commencement date, subject to continued service to us through the applicable vesting date.
(4)    The shares underlying this option vested on the effective date of the registration statement for our IPO, which met the requirements of the applicable “Qualifying Liquidity Event.”
(5)    1/60th of the shares underlying this option vest on a monthly basis following the vesting commencement date, subject to continued service to us through the applicable vesting date.
(6)    20% of the shares underlying this RSU award vest on the one-year anniversary of the vesting commencement date and the remainder vest in 16 equal quarterly installments thereafter, subject to continued service to us through the applicable vesting date.
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(7)    Option was repriced on January 22, 2018 based on the valuation of our common stock of $5.125 as of January 1, 2018.
Employment Agreements with our Named Executive Officers
Below are descriptions of the material terms of our employment agreements with each of our named executive officers, including the severance terms, which are described below under “Potential Payments Upon Termination or Change in Control.” Each of our named executive officers has executed a form of our standard confidential information and inventions assignment agreement.
Agreement with Carla Vernón
On December 12, 2022, we entered into an employment agreement with Ms. Vernón, our Chief Executive Officer. The employment agreement became effective on January 9, 2023, has no specific term and provides that Ms. Vernón is an at-will employee. Ms. Vernón’s annual base salary was $725,000 as of the effective date of the agreement. Ms. Vernón is eligible for an annual discretionary bonus with a target amount of 100% of her then current annual base salary. Pursuant to the agreement, Ms. Vernón received an initial RSU grant with a value of $5,166,667, or 1,845,238 shares of common stock, which vests as to 25% of the RSUs on the Company’s first quarterly vesting date following the first anniversary of the grant date and in equal 6.25% quarterly installments thereafter.
Agreement with Nikolaos Vlahos
On April 24, 2021, we entered into an amended and restated employment agreement with Mr. Vlahos, our former Chief Executive Officer (the “Vlahos Employment Agreement”). The amended and restated employment agreement became effective on May 4, 2021, had no specific term and provided that Mr. Vlahos was an at-will employee. The agreement initially provided that Mr. Vlahos was eligible to receive an annual base salary of $825,000 and was eligible for an annual discretionary bonus with a target amount equal to 50% of his annual base salary. In January 2022, in connection with our annual performance review, we determined it was appropriate to increase Mr. Vlahos’ base salary to $850,000 and target bonus eligibility to 100%. As described below under “—Potential Payments Upon Termination or Change in Control—Nick Vlahos Separation Agreement” the Compensation Committee of the Board approved Mr. Vlahos' termination without cause and the principal terms of his separation and consulting arrangement on December 9, 2022, and entered into the Separation Agreement with Mr. Vlahos effective January 10, 2023.

Agreement with Jessica Alba
On April 26, 2021, we entered into an amended and restated employment agreement with Ms. Alba, our Chief Creative Officer. The amended and restated employment agreement became effective on May 4, 2021, has no specific term and provides that Ms. Alba is an at-will employee. Ms. Alba’s annual base salary was $600,000 as of the effective date of the agreement, which amount, pursuant to the terms of the agreement, increased to $700,000 effective February 1, 2022. Ms. Alba was eligible for an annual discretionary cash bonus with a target amount equal to 55% of her annual base salary as of the effective date of the agreement, which amount, pursuant to the terms of the agreement, increased to 70% of Ms. Alba’s then-current base salary starting January 1, 2022. Pursuant to the agreement, Ms. Alba received annual RSU grants with a value of $1,500,000 in each of fiscal years 2022 and 2023 and will receive annual RSU grants with a value of $3,000,000 in fiscal years 2024 through 2030, subject to her continued employment through each grant date, which must occur no later than 60 days following the beginning of the applicable fiscal year. The number of RSUs subject to each grant is calculated by dividing the value of the RSUs by the 30-day trailing average of the closing price of a share of our common stock. Each award will vest at the rate of 25% on the first anniversary of the first day of the applicable fiscal year with respect to which the award was granted, and 6.25% per quarter thereafter, in each case, subject to Ms. Alba’s continued service through each applicable vesting date.
26.

Agreement with Kate Barton
On April 13, 2023, we entered into an employment agreement with Ms. Barton, our Chief Growth Officer. The employment agreement became effective on May 8, 2023, has no specific term and provides that Ms. Barton is an at-will employee. Ms. Barton’s annual base salary is $350,000 as of the effective date of the agreement. Ms. Barton is eligible for an annual discretionary bonus with a target amount of 55% of her then current annual base salary. The agreement provides that Ms. Barton will receive RSU grants with a value of $1,500,000, with the number of RSUs to be calculated by dividing the grant value by the 30-day trailing average closing price of a share of the Company’s common stock on the date of grant. Initial grant RSUs shall vest as to 25% of the RSUs on the Company’s first quarterly vesting date following the first anniversary of the grant date and 1/12th of the remainder vest in 12 equal quarterly installments thereafter.
Potential Payments Upon Termination or Change in Control
As of December 31, 2023, each of our named executive officers, other than Mr. Vlahos was eligible for severance benefits under his or her employment agreement with us upon termination of employment under certain circumstances, as described below. Mr. Vlahos’ service as our Chief Executive Officer terminated on January 10, 2023. See “—Nick Vlahos Separation Agreement” below for more information regarding Mr. Vlahos’ separation and the payments received in connection therewith.

If Ms. Vernón is terminated without “cause” (excluding by reason of death or disability) or resigns for “good reason” (such terms as defined below), she will be entitled to receive cash severance in an amount equal to (i) 12 months of her then-current base salary, plus (ii) a pro rata portion of her target bonus amount calculated from the achievement of identified corporate goals, with any personal goals deemed achieved as of the date of Ms. Vernón's employment termination, with such amount to be paid in equal installments on our regular payroll dates over 12 months.

If Ms. Alba is terminated without “cause” (excluding by reason of death or disability) or resigns for “good reason’ (such terms as defined below), in either case outside of the change in control period (as defined below), she will be entitled to receive cash severance in an amount equal to (i) 12 months of her then-current base salary, plus (ii) her target annual bonus amount, with such amount to be paid in equal installments on our regular payroll dates over 12 months. Ms. Alba’s severance will also include a cash amount equal to a pro rata portion of the annual bonus, if any, that she would have otherwise earned for the year in which her employment termination occurs, based on the number of days she was employed in the year of her employment termination. We will also accelerate the vesting of the unvested portion of any of Ms. Alba’s then-outstanding equity awards as to the number of shares subject to the outstanding equity awards that would have vested if Ms. Alba had remained employed for an additional 12 months after her termination date, except if after giving effect to such service credit, and only if such service credit extends to or past the last day of the performance period, any performance-vesting award will vest based on actual performance for the entire performance period. Alternatively, if Ms. Alba is terminated without “cause” (excluding by reason of death or disability) or resigns for “good reason,” in either case during the change in control period, Ms. Alba will be entitled to receive (i) cash severance in an amount equal to 24 months of her then-current base salary, plus an amount equal to two times her target annual bonus, (ii) a cash amount equal to a pro rata portion of the annual bonus, if any, that she would have otherwise earned for the year in which her employment termination occurs, based on the number of days she was employed in the year of her employment termination, and (iii) 100% accelerated vesting of all outstanding equity awards, with any performance-vesting award to be deemed to have vested at the target performance level.

If Ms. Barton is terminated without “cause” (excluding by reason of death or disability) or resigns for “good reason” (such terms as defined below), she will be entitled to receive cash severance in an amount equal to (i) six months of her then-current base salary, plus (ii) a pro rata portion of her target bonus amount calculated from the achievement of identified corporate goals, with any personal goals deemed achieved as of the date of Ms. Barton's employment termination, with such amount to be paid in equal installments on our regular payroll dates over 12 months.

As additional severance, we will pay each named executive officer’s COBRA group health insurance premiums for the named executive officer and his or her eligible dependents for up to 12 months for Ms. Vernón, and up to 12 months (increased to 24 months if the applicable termination occurs during the change in control period) for Ms. Alba and up to six months for Ms. Barton.

These severance benefits are conditioned upon the named executive officer signing and not revoking a separation agreement and release of claims by no later than the sixtieth (60th) day after the employment termination, and resigning from all positions and terminating any relationships as an employee, advisor, officer, or director with us and any of its affiliates as of the date of termination.
27.

For purposes of Ms. Vernón's severance benefits, “cause” means any one of the following: (a) willful material breach by Ms. Vernón of any material company policy (including, but not limited to, our policies on nondiscrimination, anti-harassment, and confidential information) or Ms. Vernón’s duties or obligations thereunder; (b) Ms. Vernón’s willful engagement in conduct materially injurious to us, monetarily or otherwise; (c) conviction on acts of fraud, theft or other willful and material illegal acts of moral turpitude, or conviction on a felony charge, whether or not related to Vernón’s employment hereunder; or (d) Ms. Vernón’s willful refusal to follow lawful instructions of the Board.

For purposes of Ms. Alba’s severance benefits, “cause” means any one of the following: (a) willful material breach by Ms. Alba of any material company policy (including, but not limited to, our policies on nondiscrimination, anti-harassment, and confidential information) or Ms. Alba’s duties or obligations thereunder; (b) Ms. Alba’s willful engagement in conduct materially injurious to us, monetarily or otherwise; (c) conviction on acts of fraud, theft or other willful and material illegal acts of moral turpitude, or conviction on a felony charge, whether or not related to Ms. Alba’s employment hereunder; or (d) Ms. Alba’s willful refusal to follow lawful and reasonable instructions of our Board.

For purposes of Ms. Barton's severance benefits, “cause” means any one of the following: (a) willful material breach by Ms. Barton of any material Company policy (including, but not limited to, the Company’s policies on nondiscrimination, anti-harassment, and confidential information) or Ms. Barton's duties or obligations hereunder; (b) Ms. Barton's willful engagement in conduct materially injurious to the Company, monetarily or otherwise; (c) acts of fraud, theft or other willful illegal acts calling into question Ms. Barton's personal integrity, or conviction on a felony charge, whether or not related to Ms. Barton's employment hereunder; or (d) Ms. Barton's willful refusal to follow lawful instructions of the Board.

For purposes of Ms. Alba’s severance benefits, “change in control period” means the period from three months before the consummation of a “change in control” (as defined in the 2021 Plan) until the two-year anniversary of the change in control.

For purposes of Ms. Vernón's severance benefits, “good reason” means any one of the following without the named executive officer’s consent: (a) an assignment of duties or responsibilities (including reporting responsibilities) materially inconsistent with, or which materially reduce, your duties, authority, responsibilities and status with the Company; (b) an adverse change in your title; (c) any material reduction in Ms. Vernón's base salary, other than a reduction, generally applicable to other executives of ours, by not more than 25%; (d) the relocation of Ms. Vernón's principal place of employment to a location that is more than twenty-five (25) miles away from its current location; or (e) the uncured breach of any material provision of Ms. Vernón's employment agreement (or any other agreement with you) by us.
28.

For purposes of Ms. Alba’s severance benefits, “good reason” means the occurrence of any one of the following events without Ms. Alba’s written consent: (a) an assignment of duties or responsibilities (including reporting responsibilities) materially inconsistent with, or which materially reduce, Ms. Alba’s duties, authority, responsibilities and status with us (for this purpose, the parties agree that following a change in control (as defined in the 2021 Plan) a material reduction will occur if Ms. Alba does not report directly to the Board of the entity that determines our strategy); (b) an adverse change in Ms. Alba’s title; (c) any material reduction in Ms. Alba’s base salary, other than a reduction, generally applicable to our other executives, by not more than 10%; (d) the relocation of Ms. Alba’s principal place of employment to a location that is more than twenty-five (25) miles away from its current location; or (e) the uncured breach of any material provision of Ms. Alba’s employment agreement (or any other agreement with you) by us.
For purposes of Ms. Barton’s severance benefits, “good reason” means any one of the following without Ms. Barton's consent: (a) an assignment of duties or responsibilities (including reporting responsibilities) materially inconsistent with, or which materially reduce, Ms. Barton's duties, authority, responsibilities, and status with the Company; (b) an adverse change in Ms. Barton's title; (c) any material reduction in Ms. Barton's base salary, other than a reduction, generally applicable to other executives, by not more than 25%; (d) the relocation of Ms. Barton's principal place of employment to a location that is more than twenty-five (25) miles away from its current location; or (e) the uncured breach of any material provision of this agreement (or any other agreement with Ms. Barton) by the Company. In order to resign for Good Reason, Ms. Barton must provide written notice to the Company’s Board within thirty (30) days after the first occurrence of the event giving rise to good reason setting forth the basis for Ms. Barton's resignation, allow the Company thirty (30) days from receipt of such written notice to cure such event, and if such event is not reasonably cured within such period, Ms. Barton must resign from all positions Ms. Barton then hold with the Company not later than thirty (30) days after the expiration of the cure period.
Mr. Vlahos’ stock options granted in September 2018 and February 2020 (other than his stock options that vested upon the completion of our IPO) accelerate vesting upon certain qualifying terminations of his employment as follows: (i) in the event of his involuntary termination without “cause” or his resignation for good reason within three months before or twelve months following a “change in control” (each as defined in the 2011 Plan), the vesting of the shares of our common stock subject to such options will be accelerated in full and (ii) in the event of his involuntary termination without cause, or his resignation for good reason outside of such change in control period, the vesting of a number of shares of our common stock subject to such options equal to the number of shares, if any, that would have vested during the twelve-month period following such termination or resignation will be accelerated.
In March 2022, our Compensation Committee amended Mr. Vlahos’ RSU award granted on May 26, 2021 so that it would be subject to vesting acceleration upon termination of Mr. Vlahos’ service pursuant to a termination initiated by the Company without “cause” or Mr. Vlahos’ resignation for “good reason;” if, following his transition of service, he resigned from the Board without “cause” at the request of the Company; or if he was not re-nominated by the Board or not re-elected to the Board by the stockholders of the Company as a continuing director. As a result of Mr. Vlahos not being re-nominated for election by the Board, the vesting of the remaining shares, prorated through December 31, 2023, under Mr. Vlahos’ RSU award granted on May 26, 2021 accelerated on May 24, 2023. In addition, the vesting of the shares under Mr. Vlahos' RSU award granted on March 24, 2022 accelerated on May 24, 2023 as a result of Mr. Vlahos not being re-nominated for election by the Board.
Nick Vlahos Separation Agreement
The Compensation Committee of the Board approved Mr. Vlahos' termination without cause and the principal terms of his separation and consulting arrangement on December 9, 2022. The Company entered into a separation agreement dated as of January 10, 2023 (the “Separation Agreement”) with Mr. Vlahos, which, together with the “Vlahos Employment Agreement” govern the terms of his separation from the Company. Mr. Vlahos’ separation was treated as a termination of Mr. Vlahos’ employment without cause pursuant to the Vlahos Employment Agreement for all purposes. In addition, the Separation Agreement governs the terms of his consulting arrangement with the Company for the consulting period. The principal terms of Mr. Vlahos separation and consulting arrangement are summarized below.
Under the Separation Agreement, Mr. Vlahos will receive the payments described under the Vlahos Employment Agreement in the event he is terminated without cause, as follows: (i) 24 months of his current annual base salary; (ii) a pro-rated bonus for 2023; and (iii) up to 24 months of COBRA group health insurance continuation. His equity awards will continue to vest per their terms as long as he remains on the Board. The Separation Agreement will contain a general release and waiver of claims pursuant to which Mr. Vlahos agrees to release the Company and certain other parties from any and all claims, charges, causes of action and damages arising on or prior to his execution of the Separation Agreement. Under the Separation Agreement, Mr. Vlahos received $3.5 million calculated as a cash payment of $1,900,000 for his consulting services reduced by a dollar amount calculated by
29.

multiplying the 30-day volume-weighted average price of the Company’s common stock on the Nasdaq Stock Market LLC as of January 9, 2023 by 88,278, which is the number of shares of common stock held on such date by the Nikolaos and Angela Vlahos 2006 Trust, over which Mr. Vlahos and his wife serve as trustees (such amount after the reduction referred to as the “Consulting Payment”), with the consulting payment grossed up for tax withholdings.
Retirement Benefits and Other Compensation
Health and Welfare Benefits and Perquisites
All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other employees, except that our named executive officers are all entitled to our payment of the full cost of premiums of such benefits. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances. We provided the perquisites described in footnote (3) to the Summary Compensation Table above to our named executive officers in 2023.
Our named executive officers did not participate in, or otherwise receive any benefits under, any pension, retirement or deferred compensation plan sponsored by us during 2023 other than our 401(k) plan described below.

401(k) Plan

Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986 (the “Code”). Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. We currently match 100% of employee contributions of the first four percent of eligible compensation in order to attract and retain employees with superior talent. Employees are immediately and fully vested in all contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. Our Board may elect to adopt qualified or nonqualified benefit plans in the future, if it determines that doing so is in our best interests.

Director Compensation

The following table shows for the fiscal year ended December 31, 2023 certain information with respect to the compensation of all non-employee directors of the Company. Ms. Vernón, our Chief Executive Officer, and Ms. Alba, our Chief Creative Officer, did not receive additional compensation for their service as directors, and therefore are not included in the Director Compensation table below. All compensation paid to Ms. Vernón and Ms. Alba in 2023 is reported above in the “Summary Compensation Table.” The compensation Nick Vlahos received for his service as a non-employee director following his resignation as our Chief Executive Officer is reported above in the “Summary Compensation Table.”

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Director Compensation for Fiscal 2023

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
Michael Barkley	4,076	408,126	412,202
Katherine Bayne(1)	—	236,925	236,925
Julia M. Brown	54,552	158,768	213,319
Susan Gentile	70,000	158,768	228,768
John R. (Jack) Hartung(1)	326	226,505	226,831
Eric Liaw(1)	—	234,319	234,319
Alissa Hsu Lynch	4,565	408,126	412,691
Avik Pramanik(1)	—	223,898	223,898
Andrea Turner	4,728	408,126	412,854
James D. White(1)	—	299,452	299,452

(1)     Ms. Bayne, Mr. Hartung, Mr. Liaw, Mr. Pramanik and Mr. White each elected to receive the cash fees he or she was otherwise entitled to receive in 2023 and eligible to elect in the form of an RSU award of equivalent value calculated as set forth under “Equity Compensation” below: Ms. Bayne $75,000, Mr. Hartung $30,000, Mr. Liaw $67,500, Mr. Pramanik $62,500 and Mr. White $135,000. Accordingly, Ms. Bayne, Mr. Hartung, Mr. Liaw, Mr. Pramanik and Mr. White each received 25,966, 22,504, 25,100, 21,638 and 46,739 fully vested RSUs, respectively. Mr. Hartung elected to defer the settlement of his fully vested RSUs until the earlier of a Change in Control, as defined in the Non-Employee Director Compensation Policy, or within 60 days following his Separation Date (as defined therein) or death, whichever is earlier.
(2)    Amounts reflect the aggregate grant date fair value of RSUs granted in 2023, computed in accordance with the provisions of ASC Topic 718, Stock Compensation. These amounts do not reflect the actual economic value that will be realized by the director upon the vesting or settlement of the RSU. The assumptions that we used to calculate these amounts are discussed in Note 12 to our audited consolidated financial statements for the fiscal year ended December 31, 2023 included in our Annual Report on Form 10-K filed with the SEC on March 8, 2024. During 2023, the following number of RSUs were granted to the directors as follows: (i) Ms. Bayne: an award of 25,966 RSUs with a grant date fair value of $78,158 and an award of 105,845 RSU's with a grant date fair value of $158,768, (ii) Ms. Gentile: an award of 105,845 RSUs with a grant date fair value of $158,768, (iii) Mr. Liaw: an award of 25,100 RSUs with a grant date fair value of $75,551 and an award of 105,845 RSUs with a grant date fair value of $158,768, (iv) Mr. Pramanik: an award of 21,638 RSUs with a grant date fair value of $65,130 and an award of 105,845 RSU's with a grant date fair value of $158,768, (v) Mr. White: an award of 46,739 RSUs with a grant date fair value of $140,684 and an award of 105,845 RSUs with a grant date fair value of $158,768, (vi) Ms. Brown: an award of 105,845 RSU's with a grant date fair value of $158,768, (vii) Mr. Hartung: an award of 22,504 RSUs with a grant date fair value of $67,737 and an award of 105,845 RSU's with a grant date fair value of $158,768, (viii) Mr. Barkley, Ms. Lynch and Ms. Turner: an award of 51,659 RSUs with a grant date fair value of $128,114 and an award of 112,908 RSUs with a grant date fair value of $280,012, respectively.
The table below shows the aggregate numbers of shares of our common stock subject to outstanding option awards (exercisable and unexercisable) and/or RSU awards (unvested) held as of December 31, 2023 by each non-employee director who was serving as of December 31, 2023.
31.

Name	Options Outstanding at Year End	Stock Awards Outstanding at Year End
Mr. Michael Barkley	—	164,567
Ms. Katherine Bayne	120,000	105,845
Ms. Julia M. Brown	—	—
Ms. Susan Gentile	—	109,699
Mr. John R. (Jack) Hartung	—	138,255
Mr. Eric Liaw	—	—
Ms. Alissa Hsu Lynch	—	164,567
Mr. Avik Pramanik	—	—
Ms. Andrea Turner	—	164,567
Mr. James D. White	—	109,699
Narrative to Director Compensation Table
Our Board has adopted a Non-Employee Director Compensation Policy (the “Policy”), which became effective in connection with our IPO in May 2021, pursuant to which each of our directors who is not serving as an employee of the Company is eligible to receive compensation for service on our Board and committees of our Board. The Policy consists of the following components:
Cash Compensation
•$50,000 annual cash retainer for service as a non-employee director;
•$125,000 annual cash retainer for service as the non-executive chair of our Board;
•$70,000 annual cash retainer for service as the lead independent director;
•$15,000 annual cash retainer for service as a member of the Audit Committee and $20,000 annual cash retainer for service as chair of the Audit Committee;
•$7,500 annual cash retainer for service as a member of the Compensation Committee and $15,000 annual cash retainer for service as chair of the Compensation Committee; and
•$5,000 annual cash retainer for service as a member of the Nominating and Corporate Governance Committee and $10,000 annual cash retainer for service as chair of the Nominating and Corporate Governance Committee.
The annual cash compensation amounts are payable in equal quarterly installments, in arrears on the last day of each fiscal quarter in which the service occurred, pro-rated for any partial quarter of service.
Equity Compensation
•Initial Grant: Each non-employee director who first joins our Board will be automatically granted an RSU award (the “Initial Grant”), covering a number of RSUs equal to (i) $185,000 divided by (ii) the average fair market value of a share of our common stock for the 30 consecutive market trading days ending on and including the last market trading day prior to the grant date of such Initial Grant (or if the Initial Grant is granted on the effective date of the Policy, the initial price of a share of our common stock to the public), rounded down to the nearest whole unit. Each Initial Grant will vest in three equal annual installments on the one-, two- and three-year anniversaries of the grant date, subject to the non-employee director’s continued service on each vesting date.
•Annual Grant and Prorated Annual Grant: On the date of each Annual Meeting of our stockholders, each person who is then a non-employee director will be automatically granted an RSU award (the “Annual Grant”), covering a number of RSUs equal to (i) $185,000 divided by (ii) the average fair market value of a
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share of our common stock for the 30 consecutive market trading days ending on and including the last market trading day prior to the grant date of such Annual Grant, rounded down to the nearest whole unit.
In addition, each non-employee director who first joins our Board on a date other than the date of an annual meeting of our stockholders, on the date the non-employee director first joins our Board, will be automatically granted an RSU award (the “Prorated Annual Grant”), covering a number of RSUs equal to (i) $185,000 multiplied by a fraction, the numerator of which equals 365 minus the total number of days, as of the grant date of such Prorated Annual Grant, that have occurred since the last Annual Meeting of our stockholders and the denominator of which equals 365, divided by (ii) the average fair market value of a share of our common stock for the 30 consecutive market trading days ending on and including the last market trading day prior to the grant date of such Prorated Annual Grant, rounded down to the nearest whole unit.
Each Annual Grant and Prorated Annual Grant will fully vest on the earlier of (i) the one-year anniversary of its grant date, and (ii) the date immediately prior to the next Annual Meeting of our stockholders following its grant date, subject to the non-employee director’s continued service through the applicable vesting date.
•Interim Annual Grant and Prorated Interim Annual Grant: Each non-employee director who first joined our Board before June 1, 2022, was automatically granted an RSU award (the “Prorated Interim Annual Grant”), on the date such non-employee director first joins our Board. Each Prorated Interim Annual Grant will cover a number of RSUs equal to (i) $185,000 multiplied by a fraction, the numerator of which equals the total number of days during the period beginning on the date the non-employee director first joined our Board and ending on June 1, 2022 and the denominator of which equals 365, divided by (ii) the average fair market value of a share of common stock for the 30 consecutive market trading days ending on and including the last market trading day prior to the grant date of such Prorated Interim Annual Grant, rounded down to the nearest whole unit. Each Prorated Interim Annual Grant fully vested on the earlier of (i) the date immediately prior to the Annual Meeting of our stockholders next following the grant date of the Prorated Interim Annual Grant and (ii) June 1, 2022, subject to the non-employee director’s continued service through the vesting date.
•Retainer Grant: Each non-employee director may elect to forego receiving payment of all (but not less than all) of the annual cash retainers described above that he or she is otherwise eligible to receive for the period during our fiscal year that the election applies commencing on the first day of such fiscal year (or if the non-employee director makes the election in our fiscal year that the election applies, on the first day of our fiscal quarter next following our fiscal quarter in which the election is made) and ending on the last day of such fiscal year and instead receive an award of RSUs (the “Retainer Grant”), provided such election is timely made and complies with certain other requirements specified in the Policy. If a non-employee director timely makes the election described above in accordance with the Policy, on the first day of our fiscal year that the election applies (or if the non-employee director makes the election in our fiscal year that the election applies, on the first day of our fiscal quarter following our fiscal quarter in which the election is made), the non-employee director will be automatically granted a Retainer Grant covering a number of RSUs equal to the (i) aggregate amount of the annual cash retainers that the non-employee director is eligible to receive under the Policy for the applicable period to which the election applies divided by (ii) the average fair market value of a share of our common stock for the 30 consecutive market trading days ending on and including the last market trading day prior to the grant date of such Retainer Grant, rounded down to the nearest whole unit. Each Retainer Grant will vest in equal quarterly installments over the period commencing on the grant date of the Retainer Grant and ending on the last day of the fiscal year in which the Retainer Grant is granted, subject to the non-employee director’s continued service on each vesting date.
Each non-employee director may elect to defer the delivery of shares in settlement of any RSU award granted under the Policy that would otherwise be delivered to such non-employee director on or following the date such award vests pursuant to the terms of a deferral election such non-employee director makes in accordance with the Policy.
Each restricted RSU award held by a non-employee director that is granted under the Policy, including the awards described above, will fully vest upon such non-employee director’s death or disability (as defined in our 2021 Plan), or immediately prior to the consummation of a change in control (as defined in our 2021 Plan), in each case to extent such award is outstanding immediately prior to the occurrence of such event.
The aggregate value of all compensation granted or paid, to any non-employee director with respect to any fiscal year of the company, including awards granted and cash fees paid by us to such non-employee director, will not
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exceed (1) $750,000 in total value or (2) if such non-employee director first joins our Board during such fiscal year or is serving as the non-employee chair of our Board during such fiscal year, $1,500,000 in total value.
Nominee and Assignment Agreements
During 2021, Mr. Pramanik entered into a nominee and indemnity agreement pursuant to which the Company pays all cash compensation earned in connection with his service to our Board directly to his employer, Catterton Management Company, L.L.C. (“Catterton Management”). RSUs granted to Mr. Pramanik for his service as director of the Company is held by him as nominee for an investment fund of Catterton Management. During 2021, Mr. Liaw entered into a director compensation assignment agreement, pursuant to which he agreed to assign his right to any cash compensation earned in connection with his service to our Board directly to Institutional Venture Management XIII, LLC (“IVM”), an affiliate of his employer, Institutional Venture Partners, and assign the beneficial interest in any equity awards granted to him for his service as director of the Company to IVM.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information with respect to our equity incentive plans, which were our only equity compensation plans in effect as of December 31, 2023.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders	18,056,089 (1)	$5.25 (2)	8,280,400 (3)
Equity compensation plans not approved by security holders	3,516,160(4)	-	483,840
Total	21,572,249	$5.25	8,764,240
_________________

(1)	Consists of shares underlying options and RSUs granted pursuant to our 2011 Stock Incentive Plan and our 2021 Plan.

(2)	The weighted-average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying RSUs, which have no exercise price.

(3)
Includes 5,524,006 shares of common stock reserved for future issuance under our 2021 Plan and 2,756,394 shares of common stock reserved for future purchase under our 2021 Employee Stock Purchase Plan. The number of shares of our common stock reserved for issuance under our 2021 Plan automatically increases on January 1 of each year, continuing through and including January 1, 2031, by 4% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. Pursuant to this provision, we added 3,825,379 shares of common stock that are available for issuance under the 2021 Plan on January 1, 2024, which is not reflected in the table above. The number of shares of our common stock reserved for issuance under our 2021 Employee Stock Purchase Plan automatically increases on January 1 of each year, continuing through and including January 1, 2031, by 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, 3,525,000 shares, or a lesser number of shares determined by our Board. Pursuant to this provision, we added 956,344 shares of common stock that are available for issuance under the 2021 Employee Stock Purchase Plan on January 1, 2024, which is not reflected in the table above.

(4)
Our Compensation Committee adopted the 2023 Inducement Plan (the “Inducement Plan”) on March 14, 2023 without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4). The Board reserved 4,000,000 shares of the Company’s common stock for issuance under the Inducement Plan.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION
Related Person Transactions Policy and Procedures
In May 2021, the Company adopted a written Related Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related persons transactions.” For purposes of the Company’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or
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more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to such other committee of the Board designated by the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related person transactions in advance, the Company relies on information supplied by its executive officers, directors and certain significant stockholders. In considering related person transactions, the Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related person transaction, the Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.
Certain Related Person Transactions
The following includes a summary of transactions since January 1, 2022 to which we have been a party, in which the amount involved in the transaction exceeded the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Other than described below, there have not been, nor are there currently any proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which include equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation” and “Director Compensation.”

Investors’ Rights, Management Rights, Voting and Co-Sale Agreements

In connection with our redeemable convertible preferred stock and common stock financing in June 2018, we entered into investors’ rights, management rights, voting and right of first refusal and co-sale agreements containing registration rights, information rights, rights of first offer, voting rights and rights of first refusal, among other things, with certain holders of our capital stock. The holders of more than 5% of our capital stock that are party to these agreements are THC Shared Abacus, L.P. and Institutional Venture Partners XIII, L.P. Nikolaos Vlahos, our previous Chief Executive Officer and member of our Board, and Jessica Alba, our Chief Creative Officer and member of our Board, are also parties to our voting and right of first refusal and co-sale agreements.
These stockholder agreements terminated upon the closing of our IPO in May 2021, except for the registration rights granted under our investors’ rights agreement, which will terminate upon the earliest of: (1) five years after the completion of our IPO; and (2) with respect to any particular stockholder, such time as such stockholder can sell all of its shares under Rule 144 of the Securities Act or another similar exemption during any 90-day period and such stockholder holds less than one percent of our outstanding capital stock.
Relationships with Jessica Alba
In July 2011, we entered into the Likeness Agreement with Ms. Alba, our Chief Creative Officer and a director, pursuant to which we license Ms. Alba’s likeness.
Other Transactions
We have entered into employment agreements with our executive officers and a separation agreements with Nikolaos Vlahos, our previous Chief Executive Officer, and Kelly Kennedy, our previous Chief Financial Officer that, among other things, provide for certain compensatory and change in control benefits, as well as severance benefits. For a description of these agreements with our named executive officers, see the section titled “Executive Compensation.”

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We have also granted stock options and RSUs to our executive officers and certain of our non-employee directors. For a description of these equity awards, see the section titled “Executive Compensation.”

Indemnification
The Company provides indemnification for its directors and officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Under the Company’s Bylaws, the Company is required to indemnify its directors and officers to the extent not prohibited under Delaware or other applicable law. The Company has also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Honest stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Honest. Direct your request to The Honest Company, Attn: Secretary, 12130 Millennium Drive, #500, Los Angeles, CA 90094, or to Broadridge Financial Solutions, Inc. via telephone at (800) 579-1639 or via email to sendmaterial@proxyvote.com. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors,

Carla Vernón
Chief Executive Officer and Director
April 10, 2024
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is available without charge upon written request to: Secretary, The Honest Company, Inc., 12130 Millennium Drive, #500, Los Angeles, CA 90094.

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HONEST

HONEST

HONEST

12130 Millenium Drive, Suite 500
Los Angeles, CA 90094

www.honest.com

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SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 21, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 21, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V39528-P06264 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

THE HONEST COMPANY, INC.

The Board of Directors recommends you vote FOR ALL the following nominees:

	For All	Withhold All	For All Except
1. Election of three Class III directors to the Board of Directors, each to hold office until the 2027 annual meeting of stockholders and until his or her successor has been duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Katherine Bayne
02) Susan Gentile
03) James D. White

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the selection of PricewaterhouseCoopers LLP as The Honest Company, Inc.'s independent registered public accounting firm for the year ending December 31, 2024.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve).

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V39529-P06264

THE HONEST COMPANY, INC.
Annual Meeting of Stockholders
May 22, 2024 9:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby revoke(s) all previous proxies, acknowledge(s) receipt of the Notice of the 2024 Annual Meeting of Stockholders of The Honest Company, Inc. and the accompanying Proxy Statement, and hereby appoint(s) David Loretta and Brendan Sheehey, or either of them, as proxies of the undersigned, each with the power to appoint his substitute, and hereby authorize(s) them, or either of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of The Honest Company, Inc. that the undersigned stockholder(s) is/are entitled to vote at the 2024 Annual Meeting of Stockholders of The Honest Company, Inc. to be held at 9:00 AM, Pacific Time on May 22, 2024 via live audio webcast, and any adjournment or postponement thereof. To attend the Annual Meeting, please visit www.virtualshareholdermeeting.com/HNST2024.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each director nominee in proposal 1 and FOR proposal 2. The above named proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve).

Continued and to be signed on reverse side

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